                            RELIANT RESOURCES, INC.

                           OFFER FOR ALL OUTSTANDING
                      9.25% SENIOR SECURED NOTES DUE 2010

                    CUSIP #75952B AE 5, ISIN #US75952BAE56,


                     CUSIP #U75885 AB 6, ISIN #US75885AB69,


                    CUSIP #75952B AG 0, ISIN #US75952BAG05,

                                IN EXCHANGE FOR
                      9.25% SENIOR SECURED NOTES DUE 2010
                        WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED
                                      AND
                           OFFER FOR ALL OUTSTANDING
                      9.50% SENIOR SECURED NOTES DUE 2013

                    CUSIP #75952B AH 8, ISIN #US75952BAH87,


                    CUSIP #U75885 AC 4, ISIN #USU75885AC43,


                    CUSIP #75952B AK 1, ISIN #US75952BAK17,

                                IN EXCHANGE FOR
                      9.50% SENIOR SECURED NOTES DUE 2013
                        WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED

To Our Clients:


     Enclosed for your consideration is a Prospectus, dated December 10, 2003 (the "Prospectus"), relating to the offer (the "Exchange Offer") of Reliant Resources, Inc. (the "Company") to exchange (1) its 9.25% Senior Secured Notes due 2010, which have been registered under the Securities Act of 1933, as amended, for its outstanding 9.25% Senior Secured Notes due 2010 (the "Original 9.25% Notes") and (2) its 9.50% Senior Secured Notes due 2013, which have been registered under the Securities Act, for its outstanding 9.50% Senior Secured Notes due 2013 (the "Original 9.50% Notes," and together with the Original 9.25% Notes, the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated July 1, 2003, by and among the Company, the Guarantors referred to therein, and the initial purchasers referred to therein.


     This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus.


     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 Midnight, New York City time, on January 9, 2004, unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.


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     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Original Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company.


          4. The Exchange Offer expires at 12:00 Midnight, New York City time, on January 9, 2004, unless extended by the Company.


     If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Reliant Resources, Inc. with respect to its Original Notes.

     This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

     Please tender the Original Notes held by you for my account as indicated below:

        9.25% Senior Secured Notes due 2010 $
        -------------------------- (Aggregate Principal Amount of Original
        Notes)

        9.50% Senior Secured Notes due 2013 $
        -------------------------- (Aggregate Principal Amount of Original
        Notes)

        [ ] Please do not tender any Original Notes held by you for my account.


        Dated:

        --------------------------------------

Signature(s):
--------------------------------------------------------------------------------
Print Name(s) here:
--------------------------------------------------------------------------------

Print Address(es):
--------------------------------------------------------------------------------

Area Code and Telephone Number(s):
--------------------------------------------------------------------------------

Tax Identification or Social Security Number(s):
--------------------------------------------------------------------------------

     None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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